Exhibit 99.1

NEWS RELEASE

Enbridge Announces Definitive Agreements to Acquire All Public Equity of Enbridge Energy Partners and Enbridge Energy Management, Achieves Significant Milestones Toward Corporate Structure Simplification

CALGARY, ALBERTA and HOUSTON, TEXAS September 18, 2018 — Enbridge Inc. (TSX: ENB) (NYSE: ENB) (Enbridge), on behalf of itself and certain of its wholly owned U.S. subsidiaries, Enbridge Energy Partners, L.P. (NYSE:EEP) (EEP) and Enbridge Energy Management, L.L.C. (NYSE: EEQ) (EEQ) today announced that they have entered into separate definitive agreements (Agreements) under which Enbridge will acquire all of the outstanding public Class A common units of EEP and all of the outstanding public Listed Shares of EEQ. The acquired equity of the combined transactions is valued at US $3.5 billion based on the closing price of Enbridge’s common shares on the New York Stock Exchange (NYSE) on September 17, 2018.

Pursuant to the Agreement for the EEP buy-in, EEP public unitholders will receive 0.3350 common shares of Enbridge for each Class A common unit of EEP (EEP Exchange Ratio), which represents an 8.7% increase to the exchange ratio proposed by Enbridge on May 17, 2018, of 0.3083 Enbridge common shares per EEP Class A common unit. Pursuant to the Agreement for the EEQ buy-in, EEQ public shareholders will receive 0.3350 common shares of Enbridge for each Listed Share of EEQ (EEQ Exchange Ratio), which is at parity with the EEP Exchange Ratio.

These Agreements, in conjunction with the definitive agreement reached with Enbridge Income Fund Holdings Inc. (TSX: ENF) (ENF) announced today, and the previously announced definitive agreement reached with Spectra Energy Partners, LP (NYSE: SEP) (SEP) on August 24, 2018, represent the achievement of significant milestones in the simplification of Enbridge’s corporate structure. Upon closing of these buy-in transactions, the rollup of these sponsored vehicles will streamline Enbridge’s corporate and capital structures and brings all of the core liquids and gas pipeline assets under the umbrella of a single publicly-traded entity to the benefit of all shareholders and unitholders.

Benefits and Considerations for EEP Unitholders and EEQ Shareholders

Significant weakening of the U.S. Master Limited Partnership (MLP) capital markets has adversely affected the growth opportunities for MLPs, including EEP. MLPs are dependent on consistent access to capital markets at an effective cost of capital to fund projects to grow their distributions. The respective March 15 and July 18, 2018 income tax allowance policy announcement and order by the Federal Energy Regulatory Commission (FERC), and the regulatory rate impact from the U.S. Tax Cuts and Jobs Act have had a net significant adverse impact on EEP. If EEP were to continue as a stand-alone entity, after taking into account its lower revenue and weak MLP capital markets, it would be required to transition to a self-funding model with no cost effective access to equity capital. EEP’s priority would be to strengthen its balance sheet, which would require near term incremental Enbridge support, and reduce its distributions, which would have corresponding negative implications to EEQ. The transaction premiums are attractive to EEP unitholders and EEQ shareholders, particularly in light of EEP’s expected distribution reduction as a stand-alone entity. The EEP Exchange Ratio and EEQ Exchange Ratio represent an 8.7% and 16.0%, respectively, increase to the exchange ratio proposed by Enbridge on May 17, 2018.

These transactions offer EEP public unitholders and EEQ public shareholders a superior investment proposition in Enbridge common shares, including:

•

Direct ownership in the largest energy infrastructure company in North America comprised of premium liquids transportation, natural gas transmission and natural gas distribution utility franchises that generate diverse, safe and reliable cash flows

•	A secured growth profile which underpins expected 10% annual dividend growth through 2020 with substantially enhanced dividend coverage compared to EEP standalone

•	A diverse opportunity set for continued growth beyond 2020 that is supported by a strong cost of capital

•	A stronger balance sheet and superior credit profile

•	Reduction in risks related to continued uncertainty and potential unfavorable changes applied to MLPs related to the revised FERC tax allowance policies

•

Increased opportunity for further meaningful capital appreciation as Enbridge advances its strategic priorities, including simplification of the Enbridge corporate structure, improved financial position and organic growth projects not currently available to EEP shareholders

•	Enhanced trading liquidity

Benefits and Considerations for Enbridge Shareholders

The buy-ins of EEP and EEQ are strategically and economically attractive to current and future Enbridge shareholders and provide substantial benefits, including:

•	Increased ownership in its core businesses and further enhancement of its industry-leading, low-risk profile

•	Significant advancement of Enbridge’s strategy to simplify and streamline its corporate structure which further increases the transparency of its strong cash generating assets

•	Higher retention of cash generated from the EEP assets, which will support continued strong dividend coverage and self-funded growth

•	An improved Enbridge credit profile due to the elimination of EEP public distributions, as well as opportunities to minimize the structural subordination of Enbridge debt

•	Significant benefits to Enbridge’s post 2020 outlook primarily due to tax optimization synergies

•

Reduction in risks related to uncertainty and potential unfavorable changes associated with regulatory tax policies applied to MLPs and incremental Enbridge support required by EEP in difficult capital markets

•

No change to consolidated EBITDA following completion of the EEP and EEQ buy-in transactions since the assets held by EEP and EEQ are already managed and operated by Enbridge’s U.S. subsidiaries and consolidated for accounting purposes by Enbridge

Considering these transactions, in combination with the ENF and SEP buy-ins, there is no change to Enbridge’s current three year financial guidance, including the 10% dividend growth rate through 2020, supported by several positive developments in the business, including the success of Enbridge’s recent asset divestiture program which has exceeded expectations.

Other Information

As a result of the mergers provided for under the Agreements, Enbridge would acquire all of the 215.7 million public outstanding Class A common units of EEP and all of the public outstanding Listed Shares of EEQ at the time of the closing, which currently total 87.1 million shares, at an agreed exchange ratio of 0.3350 common shares of Enbridge for each Class A common unit of EEP and each Listed Share of EEQ. In aggregate, based on these fixed exchange ratios, Enbridge would issue an estimated 101.4 million Enbridge common shares in connection with these transactions, representing approximately 6% of the total number of Enbridge common shares outstanding. Following consummation of the mergers, EEP and EEQ will become wholly owned subsidiaries of Enbridge.

A more detailed description of the Agreements will be set forth in an Enbridge Current Report on Form 8-K that it expects to file with the Securities and Exchange Commission (SEC) after markets close on September 18, 2018.

The transactions have been approved by the board of directors of Enbridge and certain of its wholly owned U.S. subsidiaries. The board of directors of EEQ, in its capacity as the delegate of the general partner of EEP (in such capacity, EEP Board) and the board of directors of EEQ (EEQ Board) delegated to their respective special committees consisting solely of independent directors (EEP Special Committee and EEQ Special Committee), the authority to review, evaluate and negotiate the proposed buy-in on behalf of EEP and EEQ, respectively. The respective EEP and EEQ Special Committees unanimously approved the respective EEP and EEQ buy-in transactions and recommended approval of the transactions to the EEP and EEQ Boards. The EEP transaction has been approved by the EEP Board based on the recommendation, and the EEQ transaction has been approved by the EEQ Board based on the recommendation. Each of the EEP Board and the EEQ Board unanimously recommends that the EEP unitholders and EEQ shareholders vote in favor of the respective Agreements.

Pursuant to the agreement for the EEP buy-in transaction, approval of (i) at least two-thirds of the outstanding limited partner units of EEP and (ii) a majority of the outstanding Class A common units of EEP (other than Class A common units held by Enbridge and its affiliates) and the outstanding I-Units of EEP held by EEQ (other than I-Units voted at the direction of Enbridge and its affiliates), voting as a single class, is required to close that transaction.

Pursuant to the Agreement for the EEQ buy-in transaction, approval of a majority of the outstanding Listed Shares of EEQ (other than the Listed Shares held by Enbridge and its affiliates) is required to close the transaction. The closing of the EEP buy-in transaction is a condition to close the EEQ buy-in transaction. Voting is to occur in person or by proxy at respective special EEP unitholder and EEQ shareholder meetings called to consider the Agreements, targeted to be held late in the fourth quarter of 2018.

The respective closing of the EEP and EEQ buy-in transactions are also targeted to occur late in the fourth quarter, and in each case, will be subject to securing the respective EEP unitholder and EEQ shareholder approvals referenced above and other customary closing conditions. Therefore, subject to EEQ Board approval, EEP is expected to pay a cash distribution to its unitholders and EEQ is expected to pay a stock dividend to its shareholders in the fourth quarter consistent with previously disclosed distribution and dividend guidance.

After being filed, EEP unitholders and EEQ shareholders will be able to obtain copies of the proxy statement/prospectus related to the EEP buy-in transaction and the proxy statement/prospectus related to the EEQ buy-in transaction, without charge, at the SEC’s internet site (http://www.sec.gov).

BofA Merrill Lynch and Scotiabank acted as financial advisors to Enbridge. McCarthy Tetrault LLP, Sullivan & Cromwell LLP and Vinson & Elkins LLP acted as Canadian legal and tax, U.S. legal and U.S. tax advisors, respectively, to Enbridge.

Evercore acted as financial advisor to the EEP Special Committee and Goldman Sachs &Co. LLC acted as financial advisor to the EEQ Special Committee, while Bracewell LLP and Morris, Nichols, Arsht & Tunnell LLP acted as legal advisor to the EEP Special Committee and the EEQ Special Committee.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on the beliefs and assumptions of Enbridge Inc. (“Enbridge”), Enbridge Energy Partners, L.P. (“EEP”), Enbridge Energy Management, L.L.C. (“EEQ”), Spectra Energy Partners, LP (“SEP”), and Enbridge Income Fund Holdings Inc. (“ENF” and, together with EEP, EEQ and SEP, the “Sponsored Vehicles”). These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast and similar expressions and include, but are not limited to, statements regarding the expected closing, consummation, completion, timing and benefits of the proposed acquisitions of the Sponsored Vehicles (collectively , the “Proposed Transactions”), the expected synergies and equityholder value to result from the combined companies, the expected levels of cash distributions or dividends by the Sponsored Vehicles to their respective shareholders or unitholders, the expected levels of dividends by Enbridge to its shareholders, the expected financial results of Enbridge and its Sponsored Vehicles and their respective affiliates, and the future credit ratings, financial condition and business strategy of Enbridge, its Sponsored Vehicles and their respective affiliates.

Although Enbridge and its Sponsored Vehicles believe these forward-looking statements are reasonable based on the information available on the date such statements are made and processes used to prepare the information, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and other factors, which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Material assumptions include assumptions about the following: the expected supply of and demand for crude oil, natural gas, natural gas liquids (“NGL”) and renewable energy; prices of crude oil, natural gas, NGL and renewable energy; exchange rates; inflation; interest rates; availability and price of labor and construction materials; operational reliability; customer and regulatory approvals; maintenance of support and regulatory approvals for projects; anticipated in-service dates; weather; the timing and closing of dispositions; the realization of anticipated benefits and synergies of the Proposed Transactions; governmental legislation; acquisitions and the timing thereof; the success of integration plans; impact of capital project execution on future cash flows; credit ratings; capital project funding; expected earnings; expected future cash flows; and estimated future dividends. Assumptions regarding the expected supply of and demand for crude oil, natural gas, NGL and renewable energy, and the prices of these commodities, are material to and underlie all forward-looking statements, as they may impact current and future levels of demand for Enbridge’s and its Sponsored Vehicles’ services. Similarly, exchange rates, inflation and interest rates impact the economies and business environments and may impact levels of demand for Enbridge’s and its Sponsored Vehicles’ services and cost of inputs, and are therefore inherent in all forward-looking statements. Due to the interdependencies and correlation of these macroeconomic factors, the impact of any one assumption on a forward-looking statement cannot be determined with certainty, particularly with respect to the impact of the Proposed Transactions, expected earnings and cash flow or estimated future dividends.

Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. There are a number of important factors that could cause actual results to differ materially from those indicated in any forward-looking statement including, but not limited to: the risk that the Proposed Transactions do not occur; negative effects from the pendency of the Proposed Transactions; the ability to realize expected cost savings and benefits from the Proposed Transactions; the timing to consummate the Proposed Transactions; whether the Sponsored Vehicles or Enbridge will produce sufficient cash flows to provide the level of cash distributions they expect with respect to their respective units or shares; outcomes of litigation and regulatory investigations, proceedings or inquiries; operating performance of Enbridge and its Sponsored Vehicles; regulatory parameters regarding Enbridge and its Sponsored Vehicles; other Enbridge dispositions; project approval and support; renewals of rights of way; weather, economic and competitive conditions; public opinion; changes in tax laws and tax rates; changes in trade agreements, exchange rates, interest rates, commodity prices, political decisions and supply of and demand for commodities; and any other risks and uncertainties discussed herein or in Enbridge’s or its Sponsored Vehicles’ other filings with Canadian and United States securities regulators. All forward-looking statements in this communication are made as of the date hereof and, except to the extent required by applicable law, neither Enbridge nor any of the Sponsored Vehicles assume any obligation to publicly update or revise any forward-looking statements made in this communication or otherwise, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements, whether written or oral, attributable to Enbridge, its Sponsored Vehicles or persons acting on their behalf, are expressly qualified in their entirety by these cautionary statements. The factors described above, as well as additional factors that could affect

Enbridge’s or any of its Sponsored Vehicles’ respective forward-looking statements, are described under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information” in Enbridge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the U.S. Securities and Exchange Commission (“SEC”) and Canadian securities regulators on February 16, 2018, each of EEP’s, EEQ’s and SEP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which were filed with the SEC on February 16, 2018, ENF’s Management’s Discussion and Analysis for the year ended December 31, 2017, which was filed with Canadian securities regulators on February 16, 2018, and in Enbridge’s and its Sponsored Vehicles’ respective other filings made with the SEC and Canadian securities regulators, which are available via the SEC’s website at www.sec.gov and at www.sedar.com, as applicable.

Additional Information about Enbridge and the Proposed Transactions and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxies or approval. The Proposed Transactions will be submitted to the shareholders of EEQ or ENF or unitholders of EEP or SEP, as applicable, for their consideration. Enbridge will file with the SEC proxy statements of EEQ and EEP, respectively, and a consent statement of SEP, each of which will also constitute a prospectus of Enbridge. Enbridge and its Sponsored Vehicles also plan to file other documents with the SEC and Canadian securities regulators regarding the Proposed Transactions. INVESTORS AND SECURITY HOLDERS OF ENBRIDGE AND ITS SPONSORED VEHICLES ARE URGED TO READ THE APPLICABLE REGISTRATION STATEMENT, PROXY OR CONSENT SOLICITATION STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Investors, shareholders and unitholders will be able to obtain free copies of such documents containing important information about Enbridge and its Sponsored Vehicles once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies can also be obtained, without charge, by directing a request to Enbridge Inc., 200, 425 – 1st Street S.W., Calgary, Alberta, Canada T2P 3L8, Attention: Investor Relations.

Participants in the Solicitations

Enbridge, each of its Sponsored Vehicles, and certain of their respective directors and executive officers, may be deemed participants in the solicitation of consents or proxies from the holders of equity securities of the Sponsored Vehicles in connection with the Proposed Transactions. Information about the directors and executive officers of Enbridge is set forth in its definitive proxy statement filed with the SEC on April 5, 2018. Information about the directors and executive officers of EEP, EEQ and SEP is set forth in EEP’s, EEQ’s and SEP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, respectively, each of which was filed with the SEC on February 16, 2018. Information about the directors and executive officers of ENF is set forth in ENF’s Annual Information Form for the fiscal year ended December 31, 2017, which was filed with Canadian securities regulators on February 16, 2018. Each of these documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in any consent or proxy solicitation with respect to the Proposed Transactions and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the relevant materials to be filed by Enbridge and the Sponsored Vehicles with the SEC when they become available.

About Enbridge Inc.

Enbridge Inc. (the Company) is North America’s premier energy infrastructure company with strategic business platforms that include an extensive network of crude oil, liquids and natural gas pipelines, regulated natural gas distribution utilities and renewable power generation. The Company safely delivers an average of 2.9 million barrels of crude oil each day through its Mainline and Express Pipeline; accounts for approximately 65% of U.S.-bound Canadian crude oil exports; and moves approximately 20% of all natural gas consumed in the U.S., serving key supply basins and demand markets. The Company’s regulated utilities serve approximately 3.7 million retail customers in Ontario, Quebec, and New Brunswick. Enbridge also has interests in more than 2,500 MW of net renewable generating capacity in North America and Europe. The Company has ranked on the Global 100 Most Sustainable Corporations index for the past nine years; its common shares trade on the Toronto and New York stock exchanges under the symbol ENB.

Life takes energy and Enbridge exists to fuel people’s quality of life. For more information, visit www.enbridge.com.

About Enbridge Energy Partners, L.P.

Enbridge Energy Partners, L.P. owns and operates a diversified portfolio of crude oil transportation systems in the United States. Its principal crude oil system is the largest pipeline transporter of growing oil production from western Canada and the North Dakota Bakken formation. The system’s deliveries to refining centers and connected carriers in the United States account for approximately 25 percent of total U.S. oil imports. Enbridge Energy Partners, L.P. is traded on the New York Stock Exchange under the symbol EEP; information about the partnership is available on its website at www.enbridgepartners.com.

About Enbridge Energy Management, L.L.C.

Enbridge Energy Management, L.L.C. manages the business and affairs of Enbridge Energy Partners, L.P. (EEP), and its sole asset is an approximate 21 percent limited partner interest in EEP. Enbridge Energy Company, Inc., an indirect wholly owned subsidiary of Enbridge Inc. of Calgary, Alberta, Canada (NYSE: ENB) (TSX: ENB) is the general partner of EEP and holds an approximate 35 percent interest in the partnership. Enbridge Energy Management is the delegate of the general partner of EEP.

FOR FURTHER INFORMATION PLEASE CONTACT:

Media:

Michael Barnes

Toll Free: (888) 992-0997

Email: media@enbridge.com

Investment Community:

Enbridge Inc.

Jonathan Gould

Toll Free: (800) 481-2804

Email: investor.relations@enbridge.com

Enbridge Energy Partners, L.P. & Enbridge Energy Management, L.L.C.

Roni Cappadonna

Toll Free: (800) 481-2804

Email: investor.relations@enbridge.com